FPIC Capital Statutory Trust III

                           FPIC Insurance Group, Inc.

                             SUBSCRIPTION AGREEMENT

                                October 29, 2003

         THIS SUBSCRIPTION AGREEMENT (this "Agreement") made among FPIC Capital Statutory Trust III (the "Trust"), a statutory trust created under the Connecticut Statutory Trust Act (Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq.), FPIC Insurance Group, Inc., a Florida corporation, with its principal offices located at 225 Water Street, Suite 1400, Jacksonville, Florida 32202 (the "Company" and, collectively with the Trust, the "Offerors"), and I-Preferred Term Securities III, Ltd. (the "Purchaser").

                                    RECITALS:

         A. The Trust desires to issue 15,000 of its Floating Rate Capital Securities (the "Capital Securities"), liquidation amount $1,000.00 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") by and among the Company, U.S. Bank National Association ("U.S. Bank"), the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and U.S. Bank, as trustee (the "Guarantee"); and

         B. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") to be issued by the Company pursuant to an indenture to be executed by the Company and U.S. Bank, as trustee (the "Indenture"); and

         C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                     PURCHASE AND SALE OF CAPITAL SECURITIES

         1.1 Upon the execution of this Agreement, the Purchaser hereby subscribes for and agrees to purchase from the Trust 15,000 Capital Securities at a price equal to $1,000.00 per Capital Security (the "Purchase Price") and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on October 29, 2003, or such other business day as may be designated by the Purchaser, but in no event later than November 5, 2003 (the "Closing Date"). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

         1.2 The certificate for the Capital Securities shall be delivered by the Trust on the Closing Date to the Purchaser or its designee.

         1.3 The Placement Agreement, dated October 16, 2003 (the "Placement Agreement"), among the Offerors and the Placement Agents identified therein includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         2.1 The Purchaser understands and acknowledges that neither the Capital Securities, the Debentures nor the Guarantee have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

         2.2 The Purchaser represents, warrants and certifies that (i) it is not a "U.S. person" as such term is defined in Rule 902 under the Securities Act, (ii) it is not acquiring the Capital Securities for the account or benefit of any such U.S. person, (iii) the offer and sale of Capital Securities to the Purchaser constitutes an "offshore transaction" under Regulation S of the Securities Act, and (iv) it will not engage in hedging transactions with regard to the Capital Securities unless such transactions are conducted in compliance with the Securities Act and the Purchaser agrees to the legends and transfer restrictions set forth on the Capital Securities certificate.

         2.3 The Purchaser represents and warrants that it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act and under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law.

         2.4 The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

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

         2.5 The Purchaser, a Cayman Islands company whose business includes issuance of certain notes and acquiring the Capital Securities and other similar securities, represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Capital Securities, has had the opportunity to ask questions of, and receive answers and request additional information from, the Offerors and is aware that it may be required to bear the economic risk of an investment in the Capital Securities.

         2.6 The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

         2.7 The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

         2.8 The Purchaser represents and warrants that (i) the Purchaser is not in violation or default of any term of its Memorandum of Association or Articles of Association, of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Purchaser which would prevent the Purchaser from performing any material obligation set forth in this Agreement; and (ii) the execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated herein, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Purchaser, its business or operations or any of its assets or properties which would prevent the Purchaser from performing any material obligations set forth in this Agreement.

         2.9 The Purchaser represents and warrants that the Purchaser is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, with full power and authority to perform its obligations under this Agreement.

         2.10 The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Company.

         2.11 The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

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

                                   ARTICLE 3

                                  MISCELLANEOUS

         3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

                  To the Offerors:

                  FPIC Insurance Group, Inc.
                  225 Water Street, Suite 1400
                  Jacksonville, Florida 32202
                  Attention:  Kim D. Thorpe
                  Fax:  904-633-9579

                  To the Purchaser:

                  I-Preferred Term Securities III, Ltd.
                  c/o Maples Finance Limited
                  P.O. Box 1093 GT
                  Queensgate House
                  South Church Street
                  George Town, Grand Cayman
                  Cayman Islands
                  Attention:  The Directors
                  Fax:  345-945-7100

                  Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

         3.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         3.3 Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

         3.4 Notwithstanding anything expressed or implied to the contrary, each Purchaser of Capital Securities (and each employee, representative or other agent of a Purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions

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

or other tax analyses) that are provided to the Purchasers relating to such U.S. tax treatment and U.S. tax structure as such terms are defined in Treasury Regulation Section 1.6011-4; provided, that any such disclosure of the U.S. tax treatment and U.S. tax structure and materials related thereto may not be made
(i) in a manner that would constitute an offer to sell or the solicitation of an offer to buy the Capital Securities offered herein under applicable securities laws or (ii) when nondisclosure is reasonably necessary to comply with applicable securities laws. This authorization of tax disclosure is retroactively effective to the commencement of the first discussions between the parties regarding the transactions contemplated herein.

         3.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         3.6 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         3.7 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         3.8 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                     Signatures appear on the following page

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

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first written above.

I-PREFERRED TERM SECURITIES III, LTD.

By: /s/ CARRIE BUNTON
    -------------------------------
Name:  Carrie Bunton
     ------------------------------
Title: Director
      -----------------------------

         IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.


                                       FPIC INSURANCE GROUP, INC.

                                       By:  /s/ KIM D. THORPE
                                            ------------------------------------

                                       Name:   Kim D. Thorpe
                                            ------------------------------------

                                       Title:  Executive VP and CFO
                                             -----------------------------------


                                       FPIC CAPITAL STATUTORY TRUST III

                                       By:  /s/ ROBERTA GOES COWN
                                            ------------------------------------

                                       Name:    Roberta Goes Cown
                                            ------------------------------------

                                       Title:   Administrator
                                             -----------------------------------

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